Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, Washington 98104-7036 o: 206.883.2500 f: 206.883.2699

September 18, 2020

Athira Pharma, Inc.

4000 Mason Road, Suite 300

Seattle, WA 98195

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Athira Pharma, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,053,314 shares of your common stock, par value $0.0001 per share (the “Shares”), consisting of: (i) 3,790,277 shares of common stock to be issued under the 2020 Equity Incentive Plan (the “2020 Plan”); (ii) 943,223 shares of common stock which are subject to currently outstanding awards under the 2020 Plan; (iii) 323,000 shares of common stock to be issued under the 2020 Employee Stock Purchase Plan (the “2020 ESPP”) and (iv) 996,814 shares of common stock which are subject to currently outstanding awards under the 2014 Share Incentive Plan (the “2014 Plan,” and together with the 2020 Plan and the 2020 ESPP, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

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September 18, 2020

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation